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EX-99 B. 4(v)

                            [METLIFE INVESTORS LOGO]
                   First MetLife Investors Insurance Company

                               One Madison Avenue
                            New York, New York 10010


ROTH INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

THIS ENDORSEMENT FORMS A PART OF THE CONTRACT TO WHICH IT IS ATTACHED. THE EFFECTIVE DATE OF THIS ENDORSEMENT IS THE SAME AS THE ISSUE DATE OF THE CONTRACT (EXCEPT IN THE CASE OF A PERMISSIBLE CONVERSION OF THE CONTRACT FROM A TRADITIONAL IRA TO A ROTH IRA, IN WHICH CASE IT IS EFFECTIVE ON THE CONVERSION
DATE). THE FOLLOWING PROVISIONS APPLY TO A CONTRACT WHICH IS ISSUED AS A ROTH IRA UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ("CODE") SECTION 408A. IN THE CASE OF A CONFLICT WITH ANY PROVISIONS IN THE CONTRACT AND ANY OTHER ENDORSEMENTS OR RIDERS, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL. THE CONTRACT IS AMENDED AS FOLLOWS:

1.       The Owner is the Annuitant.

2.       This Contract is not transferable.

3. This Contract, and the benefits under it, cannot be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than to the issuer of the Contract.

4.       The Owner's entire interest in this Contract is nonforfeitable.

5. This Contract is established for the exclusive benefit of the Owner and the Owner's Beneficiary(ies).

6.       Purchase Payments -

         a) MAXIMUM PERMISSIBLE AMOUNT. Except in the case of a qualified rollover contribution or a re-characterization (as defined in (e) below), no Purchase Payment will be accepted unless it is in cash and the total of such contributions to all the Owner's Roth IRAs for a taxable year does not exceed the amount specified under section 219(b)(1)(A) of the Code, or the Owner's compensation, if less, for that taxable year. The contribution described in the previous sentence that may not exceed the lesser of the amount specified in section 219(b)(1)(A) for the year or the Owner's compensation is referred to as a "regular contribution." A "qualified rollover contribution" is a rollover contribution that meets the requirements of section 408(d)(3) of the Code, except the one-rollover-per-year rule of section 408(d)(3)(B) does not apply if the rollover contribution is from an IRA other than a Roth IRA (a "non-Roth IRA"). Purchase Payments may be limited under (b) through (d) below.

         b) REGULAR CONTRIBUTION LIMIT. If (i) and/or (ii) below apply, the maximum regular contribution that can be made to all the Owner's Roth IRAs for a taxable year is the smaller amount determined under (i) or (ii).

                  (i) The maximum regular contribution is phased out ratably between certain levels of modified adjusted gross income ("modified AGI," defined in (f) below) in accordance with the following table:

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

FILING STATUS                       FULL CONTRIBUTIONPHASE-OUT RANGE   NO CONTRIBUTION
--------------------------------------------------------------------------------------
                                                              Modified AGI
------------------------------ ---------------------------- --------------------------- ----------------------------
Single or Head                 $95,000 or less              Between $95,000             $110,000 or
of Household                                                and $110,000                more

Joint Return or Qualifying     $150,000 or less             Between $150,000            $160,000 or
Widow(er)                                                   and $160,000                more

Married-                       $0                           Between $0                  $10,000 or
Separate Return                                             and $10,000                 more
------------------------------ ---------------------------- --------------------------- ----------------------------

         IF THE OWNER'S MODIFIED AGI FOR A TAXABLE YEAR IS IN THE PHASE-OUT RANGE, THE MAXIMUM REGULAR CONTRIBUTION DETERMINED UNDER THIS TABLE FOR THAT TAXABLE YEAR IS ROUNDED UP TO THE NEXT MULTIPLE OF $10 AND IS NOT REDUCED BELOW $200.

                  (ii) If the Owner makes regular contributions to both Roth and non-Roth IRAs for a taxable year, the maximum regular contribution that can be made to all the Roth IRAs for that taxable year is reduced by the regular contributions made to the non-Roth IRAs for the taxable year.

         c) QUALIFIED ROLLOVER CONTRIBUTION LIMIT. A rollover from a non-Roth IRA cannot be made to this IRA if, for the year the amount is distributed from the non-Roth IRA, (i) the Owner is married and files a separate return, (ii) the Owner is not married and has modified AGI in excess of $100,000 or (iii) the Owner is married and together the Contract Owner and the Owner's spouse have modified AGI in excess of $100,000. For purposes of the preceding sentence, a husband and wife are not treated as married for a taxable year if they have lived apart at all times during that taxable year and file separate returns for the taxable year.

         d) SIMPLE IRA LIMITS. No contributions will be accepted under a SIMPLE IRA Plan established by any employer pursuant to
                  Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA Plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA Plan, prior to the expiration of the 2-year period beginning on the date the Owner first participated in that employer's SIMPLE IRA Plan.

         e) RE-CHARACTERIZATION. A regular contribution to a non-Roth IRA may be re-characterized pursuant to the rules in section 1.408A-5 of the Proposed Income Tax Regulations as a regular contribution to this IRA, subject to the limits in (b) above.

         f) MODIFIED AGI. For purposes of (b) and (c) above, modified AGI for a taxable year is defined in Section 408A(c)(3)(C)(i) and does not include any amount included in adjusted gross income as a result of a rollover from a non-Roth IRA (a "conversion").

7. No amount is required to be distributed prior to the death of the Owner for whose benefit the Contract was originally established.

8. (a) Upon the death of the Owner, distribution of any remaining benefits shall be completed by December 31 of the calendar year containing the fifth anniversary of the Owner's death except to the extent that an election is made to receive distributions in accordance with (i) or
         (ii) below:

                  (i) If the Owner's interest is payable to a designated Beneficiary, than the entire interest of the individual may be distributed as provided in the Income Tax Regulations over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the individual died.

                  (ii) If the designated Beneficiary is the Owner's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the individual died or (B) December 31 of the calendar year in which the individual would have attained age 70 1/2.

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         (b)      If the designated Beneficiary is the individual's surviving spouse, to the extent permitted under the tax law, the spouse may elect to treat the Contract as his or her own Roth IRA. This election will be deemed to have been made if such surviving spouse makes a regular contribution to the Contract, makes a rollover to or from such Contract, or fails to take distributions under (a) above.

         (c) Payments under an income annuity satisfying (a)(i) or (a) (ii) above (or as otherwise permitted under the income tax regulations for income annuities which have commenced prior to the Owner's death) must be made at intervals of no longer than 1 year and must be either non-increasing or increase only as permitted under the Income Tax Regulations.

         (d) Life expectancy is computed by use of the expected return multiples in Table V of Section 1.72-9 of the Income Tax Regulations. If the designated Beneficiary is the individual's surviving spouse, then, except to the extent required under the Income Tax regulations after the surviving spouse's death, the surviving spouse's life expectancy shall be recalculated annually. In the case of any other designated Beneficiary, life expectancies shall be calculated using the attained age of such Beneficiary during the calendar year in which distribution are required to begin pursuant to (i) or (ii) above, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. Life expectancies shall not be recalculated for payments made under an Annuity Option.

         (e) The designated Beneficiary may continue the Contract in your name during the period that distributions are being made under section 8(a). Your beneficiary may not make additional contributions but may make transfers or withdrawals, to the extent otherwise permitted under this Contract after your death.

9. Separate records will be maintained for the interest of each Owner and the Company will furnish annual calendar year reports concerning the status of the Contract.

10. The Company may at its option either accept additional future payments or, or where otherwise permitted by law, terminate the Contract by a lump sum payment of the then present value of the paid up benefit if no premiums have been received for two full consecutive policy years and the paid up annuity benefit at maturity would be less than $20 per month.

All other terms and conditions of the Contract remain unchanged.

First MetLife Investors Insurance Company has caused this Endorsement to be signed by its President and Secretary.



/S/ signature                                /S/ signature
------------------------------               --------------------------------
                     Secretary                                      President

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